Exhibit 10.66

Loan Extension Agreement

This Loan Extension Agreement is an agreement to extend the borrowing period of the Loan Agreement, dated April 22, 2024 (the “Loan Agreement”), between Lee Young-Jae, as lender, (hereinafter referred to as “Party A”) and Holdings Korean Branch, as borrower (hereinafter referred to as “Party B”). On April 22, 2024, Party A lent 180,000,000 KRW to K Enter Holdings, and on May 3, 2024, K Enter Holdings repaid 100,000,000 KRW of the borrowed amount, leaving a remaining loan balance of 80,000,000 KRW. As the maturity of the existing loan agreement has approached, Party A and Party B hereby enter into this Loan Extension Agreement to extend the maturity of the Loan Agreement as detailed below as of October 23, 2024.

Article 1 Summary

1)	Amount for extending the borrowing period: 80,000,000 KRW.

2)	There will be 4.6 % per Annum charged on the loan

3)	However, early repayment is possible if both Party A and Party B agree on the repayment date.

Article 2 Extension for Loan Term and Late Interest

1)	Extension for Loan Term

The loan period under the Loan Agreement shall be extended from October 23, 2024, to the earlier of June 30, 2025, or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission.

To certify the execution of this Loan Extension Agreement, two copies of this Loan Extension Agreement are prepared, and Party A and Party B will each keep one copy after signing and placing its seal.

Dated: October 23, 2024

Party A:	/s/ Lee, Young Jae

Lee, Young Jae
Address: 514-1001, 31, Dolma-ro 476beon-gil, Bundang-gu, Seongnam-si,
Gyeonggi-do, Republic of Korea

Party B:	/s/ Jong Jun Shik

K Enter Holdings Inc Korean Branch

Address: 11th fl, 527, Eonju-ro, Gangnam-gu, Seoul, Republic of Korea

CEO: Jong Jun Shik